                                                                     EXHIBIT 4.5

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                       This document was prepared by, and
                       after recording, please return to:

                                 Vivian M. Raby
                           Keating, Muething & Klekamp
                              1800 Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
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           MODIFICATION TO DEED TO SECURE DEBT AND SECURITY AGREEMENT

                            Dated as of May 31, 1998

                                     between

                                   AMC, INC.,
                              a Georgia corporation
                                   ("Grantor")

                                       and

                               THE PROVIDENT BANK,
                          an Ohio banking corporation,
                          in its capacity as agent for
                        various lenders described herein
                                   ("Grantee")

                          LOCATION OF SECURED PROPERTY
                             Fulton County, Georgia

===============================================================================

           MODIFICATION TO DEED TO SECURE DEBT AND SECURITY AGREEMENT

         THIS MODIFICATION TO DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "Modification to Security Deed"), made as of the 31st day of May, 1998 by AMC, INC., a Georgia corporation having its principal place of business and chief executive office at 240 Peachtree Street, Atlanta, Georgia ("Grantor"), and THE PROVIDENT BANK, an Ohio banking corporation having an address of One East Fourth Street, Cincinnati, Ohio 45202 ("Grantee") in its capacity as agent for the various lenders described in Schedule 1 hereto (collectively, the "Lenders").

                                   WITNESSETH:

         WHEREAS, Grantor has executed and delivered to Grantee a certain Deed to Secure Debt and Security Agreement that is recorded in Book 20262, Page 184 of the records of Fulton County, Georgia (the "Security Deed") relating to certain real property located in Fulton County as more particularly described on attached Exhibit A (the "Secured Property");

         WHEREAS, the Security Deed secures certain indebtedness evidenced, inter alia, by (i) a Credit Agreement dated as of September 30, 1995 (as the same may be amended, modified or restated, the "Credit Agreement") among Grantor, Grantee and certain lenders identified therein (the "Lenders") and (ii) certain revolving credit note(s) dated September 30, 1995 by Grantor, as maker, payable to the order of the Lenders in the aggregate principal amount of Ten Million Dollars ($10,000,000.00) (as the same may be amended, modified, restated or substituted, the "Notes");

         WHEREAS, Grantor has requested to borrow additional funds (the "Additional Funds") and the Lenders have agreed, upon certain terms and conditions, to advance the Additional Funds to Grantor;

         WHEREAS, in order to evidence and document the advancement of the Additional Funds and the terms and conditions surrounding the same, Grantor, Grantee and the Lenders have executed a certain First Amendment to Credit Agreement dated May 31, 1998 (the "First Amendment") and Grantor has executed certain Amended and Restated Revolving Credit Note(s) in the aggregate principal amount of Twenty Million Dollars ($20,000,000) with a maturity date of May 31, 2001 in favor of Lenders (collectively, as the same may be amended, modified, restated or substituted, the "Amended Note");

         WHEREAS, the parties hereto desire to assign and amend the Security Deed to reflect the foregoing circumstances.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Grantor and Grantee agree as follows:

         1.       Amendment to Security Deed.

         (A) Subparagraph (a) immediately following the "NOW, THEREFORE," recital of the Security Deed is hereby amended and restated in its entirety to read as follows:

                  "(a) the debt evidenced by (i) those certain Amended and Restated Revolving Credit Note(s) by Grantor, as maker, payable to the order of the Lenders, dated of even date herewith, in the original aggregate principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) with final payment being due no later than May 31, 2001 (collectively, as the same may be amended, modified, restated or substituted, the "Note"), which Note was issued in exchange for and in substitution for a certain Revolving Credit Note dated as of October 2, 1995 in the original principal amount of Ten Million Dollars ($10,000,000.00), (ii) any future advances and re-advances of such principal amount from time to time made pursuant to the Note, (iii) any and all sums due or to become due under the Note, this Security Deed, as the same may be modified, amended or restated, that certain Credit Agreement dated September 30, 1995 among Grantor, Grantee and various lenders set forth therein, as the same has been amended by that certain First Amendment to Credit Agreement dated May 31, 1998, and as the same my be further amended, modified or restated (collectively the "Credit Agreement") or any other Collateral Document (hereinafter defined), (iv) any further or subsequent advances made under the Note, this Security Deed, the Credit Agreement or any other Collateral Document, (v) any extensions, renewals, replacements or modifications of the Note (including without limitation, any substitute or replacement notes or securities issued by Grantor in connection with any registration, transfer or assignment of all or any portion of the indebtedness evidenced by the Note and the other Collateral Documents pursuant to the terms of the note, it being acknowledged that, pursuant to the terms of the Note and the Credit Agreement and in accordance with the terms and conditions thereof, Grantee may transfer and assign all or any portion of the indebtedness evidenced by the Note and the other Collateral Documents, whereupon additional negotiable instruments may be made by Grantor in replacement and substitution of the Note), (vi) any and all additional advances made by Grantee to protect or preserve the Secured Property (hereinafter defined) or the lien hereof on the Secured Property, or to pay taxes on the Secured Property, to pay premiums on insurance on the Secured Property or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Grantor remains the owner of the Secured Property at the time of such advances and whether or not the original Grantee remains the owner of the indebtedness secured hereby and of this Security Deed), and (vii) any and all expenses incident to the collection of the indebtedness secured hereby and the foreclosure hereof by action in any court or by exercise of the power of sale herein continued or otherwise, (the items set forth in clauses (i) through (vii) hereof being hereinafter collectively referred to as the "Indebtedness"), and"

             (B) Exhibit B, Permitted Encumbrances, is hereby amended in its entirety and replaced with Exhibit B attached to this Modification to Security Deed.

         2. Acknowledgment of Revolving Credit Facility. The Indebtedness secured hereby is a revolving credit loan, the principal of which may be advanced, repaid and readvanced at any time and from time to time in accordance with the terms of the Credit Agreement and the Note; provided, that at no time shall the aggregate outstanding principal balance of all advances under the Note exceed Twenty Million and 00/100 Dollars ($20,000,000.00) except to the extent specifically contemplated by the Credit Agreement. Accordingly, if the aggregate outstanding principal balance of the Note is ever reduced to a zero balance, the lien and security title of this Security Deed shall not be released or extinguished by operation of law or implied intent of the parties. This Security Deed and other Collateral Documents shall remain in full force and effect as to any further advances under the Collateral Documents, including the Note, made after any such zero balance until the Indebtedness secured by this Security Deed is paid in full and satisfied, all agreements of Lenders to make further advances have been terminated and this Security Deed has been released of record.

         3. No Other Changes; Reaffirmation. Except as specifically amended hereby, the Security Deed remains in full force and effect as written. Grantor reaffirms all covenants and representations set forth in the Security Deed as if such covenants and representations were made as of the date hereof.

         4. Miscellaneous. This Modification to Security Deed shall be governed by and construed in accordance with the laws of the State of Georgia. This Modification to Security Deed shall inure to the benefit of and be binding on the respective heirs, executors, administrators, successors and assigns of the parties hereto.


      [Remainder of Page Intentional Left Blank. Signature Pages to Follow]

         IN WITNESS WHEREOF, Grantor and Grantee have each caused this Modification to Security Deed to be duly executed and acknowledged under seal as of the day and year first above written.

                                    GRANTOR:

/s/ Pamela A. Brewer                AMC, INC., a Georgia corporation
--------------------------------
Unofficial Witness

/s/ Alice Moore                     By:  /s/ Henry Almquist
--------------------------------       ----------------------------------------
Notary Public                       Its:  Chief Financial Officer
My commission expires:                  ---------------------------------------

                                    Attest:  /s/ Neal G. Patton
                                           ------------------------------------
                                    Its:  Secretary
-------------------------------         ---------------------------------------
       [NOTARY SEAL]                                   [SEAL]

                                    GRANTEE:

                                    THE PROVIDENT BANK, AGENT
--------------------------------
Unofficial Witness

                                    By:  /s/ Eric Jeffries
                                       ----------------------------------------
/s/ Vivian Raby                         Its:  Vice President
--------------------------------        ---------------------------------------
Notary Public
My commission expires:              Attest:
                                           ------------------------------------
     No expiration                      Its:  Secretary
--------------------------------        ---------------------------------------
      [NOTARY SEAL]                                      [SEAL]

                                    EXHIBIT B

                             Permitted Encumbrances

1. Real Property taxes for the year subsequent to 1997, not yet due and payable.

2. Bridge Agreement by and among the City of Atlanta, John Portman, Jr. and The Atlanta Apparel Mart, dated August 14, 1979 recorded in Deed Book 7364, page 9, Records of Fulton County, Georgia.

3. Bridge Agreement (Inform - Atlanta Apparel Mart) by and among the City of Atlanta, Atlanta Apparel Mart and Inforum, Ltd. dated August 31, 1987 recorded in Deed Book 11051, page 100, Records of Fulton County, Georgia, re-recorded October 20, 1987 in Deed Book 11128, page 89, Records of Fulton County, Georgia.

4. Agreement between Atlanta Apparel Mart, Inforum Associates, The First National Bank of Chicago, et al., dated October 20, 1987, recorded in Deed Book 11131, page 319, Records of Fulton County, Georgia.

5. Bridge Agreement (Atlanta Gift Mart - Atlanta Apparel Mart) by and between City of Atlanta, The Atlanta Apparel Mart and Atlanta Merchandise Mart, L.P., dated December 29, 1989, recorded in Deed Book 13072, page 162, Records of Fulton County, Georgia.

6. Easement Agreement from The Apparel Mart to Georgia Power Company, dated May 25, 1979, filed for record June 20, 1979 in Deed Book 7277, page 474, Fulton County, Georgia Records.

7. Temporary Conditional Permit for special encroachment by and between The Atlanta Apparel Mart and the State Highway Department of Georgia, dated April 6, 1979, filed for record June 11, 1979 in Deed Book 7271, page 399, Fulton County, Georgia Records

8. Easement Agreement by and between John C. Portman, Jr. and Atlanta Gas Light Company, dated June 22, 1984, filed for record on June 29, 1984 in Deed Book 9084, page 206, Fulton County, Georgia Records.

9. Easement from Greater Atlanta Development Corp., Downtown Mart, Inc. and Metropolitan Life Insurance Company to The 230 Peachtree Company, dated March 23, 1964, recorded in Deed Book 4244, Page 577, Records of Fulton County, Georgia.

10. Easement from Greater Atlanta Development Corp., Downtown Mart, Inc. and Metropolitan Life Insurance Company to The 230 Peachtree Company, dated September 22, 1965, recorded in Deed Book 4484, Page 481, Records of Fulton County, Georgia.

11. Agreement between the City of Atlanta, The Atlanta Merchandise Mart Corporation and C.P. Company, dated May 5, 1967, recorded in Deed Book 4732, Page 267, Records of Fulton County, Georgia.

12. Agreement between the City of Atlanta, The Atlanta Merchandise Mart Corporation, The 230 Peachtree Company and Conbus Corp., dated September 12, 1967, recorded in Deed Book 4792, Page 11, Records of Fulton County, Georgia.

13. Bridge Agreement between The Atlanta Merchandise Mart Corporation and The 230 Peachtree Company, dated December 31, 1973, recorded in Deed Book 5968, Page 401, Records of Fulton County, Georgia.

14. Bridge Agreement by and between the City of Atlanta, The Peachtree Hotel Company, John C. Portman, Jr. and The Atlanta Merchandise Mart Corporation, dated May 17, 1976, recorded in Deed Book 6605, Page 307, Records of Fulton County, Georgia, as superseded by Bridge Agreement by and between the City of Atlanta, The Peachtree Hotel Company and John C. Portman, Jr., dated September 9, 1985, and recorded at Deed Book 10166, Page 6, Records of Fulton County, Georgia.

15. Rights of Metropolitan Atlanta Transit Authority under and by virtue of that certain Easement Agreement from John C. Portman, Jr. et al, to Metro Atlanta Rapid Transit Authority dated February 15, 1980, recorded in Deed Book 7483, Page 112, Records of Fulton County, Georgia, as amended by First Amendment to Easement Agreement between the same parties dated July 14, 1980, recorded in Deed Book 7624, Page 270, Records of Fulton County, Georgia, and further amended by Second Amendment to Easement Agreement between the same parties, dated March 2, 1981, recorded in Deed Book 7793, Page 435, Records of Fulton County, Georgia.

16. Access Easement reserved in Deed to Secure Debt made by The 230 Peachtree Company and William T. Davis in favor of Connecticut General Life Insurance Company, dated February 6, 1967, recorded in Deed Book 4694, page 55, Records of Fulton County, Georgia; and as stated in Easement Agreement from William T. Davis to The 230 Peachtree Company, dated August 1, 1975, recorded in Deed Book 6314, page 438, Records of Fulton County, Georgia; and as amended by Easement Grant and Agreement, dated as of March 29, 1984, by and between John C. Portman, Jr., and Trizec Properties, Inc., recorded in Deed Book 9418, Page 318, Records of Fulton County, Georgia.

17. Bridge Agreement between John C. Portman, Jr., d/b/a Atlanta Merchandise Mart, and P.C. Towers, L.P., dated November 17, 1988 and recorded in Deed Book 12061, page 131, Records of Fulton County, Georgia;

18. Bridge Agreement between the City of Atlanta, the Atlanta Merchandise Mart, L. P. and Wayland Associates, Ltd., dated as of December 29, 1989 (unrecorded); Bridge Agreement between the City of Atlanta, the Atlanta Merchandise Mart, L.P. and Wayland Associates, Ltd., dated as of December 29, 1989 (unrecorded);

19. Bridge Agreement between City of Atlanta, Atlanta Merchandise Mart, L.P. and Atlanta Gift Mart, L.P., dated December 9, 1993, recorded in Deed Book 17592, page 266, Records of Fulton County, Georgia;

20. Bridge Agreement by and between City of Atlanta, Atlanta Merchandise Mart, L.P. and Atlanta Gift Mart, L.P., dated December 9, 1993, recorded in Deed Book 17592, page 280, Records of Fulton County, Georgia;

21. Agreement Regarding Bridges by and between Atlanta Merchandise Mart, L.P. and Atlanta Gift Mart, L.P., dated February 15, 1994, recorded in Deed Book 18395, page 264, Records of Fulton County, Georgia;

22. Bridge Agreement between City of Atlanta, Atlanta Merchandise Mart, L.P. and Atlanta Gift Mart, L.P., dated May 10, 1995, recorded in Deed Book 19540, page 320, Records of Fulton County, Georgia.

23. Rights of Metropolitan Atlanta Rapid Transit Authority ("MARTA") under and by virtue of easement contained in Warranty Deed from John C. Portman, Jr. to MARTA, dated February 15, 1980, recorded in Deed Book 7483, page 23, records of Fulton County, Georgia.

24. Rights of MARTA under and by virtue of easement contained in Warranty Deed from Comptroller of the State of New York as Trustee of the Common Retirement Fund and John Hancock Mutual Fund Company, dated February 15, 1980, recorded in Deed Book 7483, page 31, Records of Fulton County, Georgia.

25. Easement Agreement by and between John C. Portman, Jr. and Georgia Power Company, dated October 18, 1984, recorded in Deed Book 9295, page 169, Records of Fulton County, Georgia.

26. Bridge Use Agreement by and between AMC, Inc. and the Atlanta Gift Mart, L.P., recorded on or about the date hereof in Records of Fulton County, Georgia.

27. Bridge Easement Agreement by and between AMC, Inc. and the Peachtree Hotel Company recorded on or about the date hereof.

28. Bridge Agreement, Atlanta Gift Mart - Atlanta Merchandise Mart Levels 17 and 18 by and between the City of Atlanta, a municipal corporation, AMC, Inc., a Georgia corporation (successor-in-interest to Atlanta Merchandise Mart, L.P.) and Atlanta Gift Mart, L.P., a Georgia limited partnership, dated as of October 1, 1996, filed for record October 3, 1996 at 12:04 p.m., recorded in Deed Book 21599, Page 28, aforesaid Records.

29.    Rights of tenants as tenants only under unrecorded leases.

30.    Terms and provisions of Ground Leases.

31. Any and all matters which would be disclosed by a current and accurate survey.